Exhibit 99.10

PRELIMINARY PROXY CARD

MEDIA GENERAL, INC. 333 EAST FRANKLIN STREET RICHMOND, VA 23219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [●] ([●] for participants in Media General’s 401(k) Plans). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [●] ([●] for participants in Media General’s 401(k) Plans). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR the following proposals. Approval of the first and second proposals below is a condition to the completion of the transaction described in the accompanying joint proxy statement/prospectus.

		For	Against	Abstain
1	Approval of the issuance of shares of New Holdco voting common stock in connection with the combination of Media General and Meredith Corporation.	☐	☐	☐
2

Approval of an amendment to Media General’s articles of incorporation, which will become the articles of incorporation of Meredith Media General, to revise certain governance arrangements of Media General (and, as a result, Meredith Media General).

		☐	☐	☐
3

Approval of one or more adjournments of the Media General special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to issue shares of New Holdco voting common stock and the proposal to amend Media General’s articles of incorporation.

		☐	☐	☐

RECEIPT OF NOTICE OF MEETING AND JOINT PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED FOR EACH OF THE PROPOSALS ABOVE.

Note: Please sign exactly as your name or names appear(s) on this instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

The meeting address is:

[●] Richmond, Virginia.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The proxy statement related to this proxy card is available at www.proxyvote.com.

Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet.

[M53423-P35038-Z59769]

VOTING	MEDIA GENERAL, INC.	VOTING

SPECIAL MEETING OF SHAREHOLDERS

[●]

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Andrew C. Carington, Vincent L. Sadusky and James F. Woodward, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all shares of Voting Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on [●], and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of the undersigned.

EMPLOYEES’ MG ADVANTAGE 401(K) PLAN OR MEDIA GENRAL, INC. SUPPLEMENTAL 401(K) PLAN

As a participant in the MG Advantage 401(k) Plan or Supplemental 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee, regarding how to vote the shares of Media General, Inc. Voting Common Stock credited to your account at the Annual Stockholders' Meeting to be held on [●], and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for the vote of such Stockholder(s). The shares credited to your account will be voted as directed. If your voting direction is not received by [●], the shares credited to your account will be voted in the same proportion as directions received from participants.

To ensure timely receipt of your vote and to help Media General reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on [●] ([●] for participants in Media General’s 401(k) Plans).

If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. Please date and sign this proxy as your name appears. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

(Continued on the reverse side)